UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ALLENA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Allena Pharmaceuticals
P.O. BOX 8016, CARY, NC 27512-9903
Allena Pharmaceuticals, Inc.
Important Notice Regarding the Availability of Proxy Materials
Special Meeting of Stockholders to be held on July 5, 2022
For Stockholders of record as of May 4, 2022
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.
To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/ALNA
To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.
Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.
For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/ALNA
Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.
If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before June 24, 2022.
To order paper materials, use one of the following methods.
INTERNET TELEPHONE * E-MAIL www.investorelections.com/ALNA (866) 648-8133 paper@investorelections.com
When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.
* If requesting material by e-mail, please send a blank
e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.
Allena Pharmaceuticals, Inc.
Meeting Type: Special Meeting of Stockholders Date: Tuesday, July 5, 2022 Time: 9:00 AM, Eastern Time
Place: Special Meeting to be held live via the Internet—please visit www.proxydocs.com/ALNA for more details.
You must register to attend the meeting online and/or participate at www.proxydocs.com/ALNA
SEE REVERSE FOR FULL AGENDA

Allena Pharmaceuticals, Inc.
Special Meeting of Stockholders
The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.
PROPOSAL
1. To approve an amendment to our amended and restated certificate of incorporation, as amended, to, at the discretion of our Board of Directors, effect a reverse stock split with respect to our issued and outstanding common stock, par value $0.001 per share, including any common stock held by the Company as treasury shares, at any time prior to December 31, 2022, at a ratio of 1-for-10 to 1-for-100, with the ratio within such range to be determined at the discretion of the Board of Directors without further approval or authorization of our stockholders and included in a public announcement
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022
3. To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.